UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): February 21, 2016

Bellerophon Therapeutics, Inc.
(Exact Name of Registrant as Specified in Charter)

Delaware	001-36845	47-3116175
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

184 Liberty Corner Road, Suite 302 Warren, New Jersey	07059
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (908) 574-4770

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Appointment of Principal Officer
On February 21, 2016, the Board of Directors (the “Board”) of Bellerophon Therapeutics, Inc. (“Bellerophon” or the “Company”) appointed Fabian Tenenbaum as the Company’s Chief Financial Officer and Chief Business Officer, effective as of the commencement date of his employment, which is expected to be February 29, 2016.
Mr. Tenenbaum, age 42, joins Bellerophon from Anterios, Inc. a clinical-stage biopharmaceutical company focused on the development of dermatology products, where he served as Chief Financial Officer and Chief Business Officer from 2014 to 2016. Prior to that, Mr. Tenenbaum served as Chief Executive Officer with Syneron Beauty from 2011 to 2014, and Chief Financial Officer and Executive Vice President of Syneron Medical from 2007 to 2011. Prior to Syneron Medical, Mr. Tenenbaum was Vice President Americas for Radiancy, Inc., from 2002 to 2006, and Director, Commercial Operations and Corporate Development at Sunlight Medical, Inc. from 1999 to 2002. Mr. Tenenbaum holds a Bachelor in Medicine (B.Md.) from Ben Gurion University, Israel and an MBA from Columbia Business School.
Mr. Tenenbaum has no family relationships with any of the executive officers or directors of the Company. There are no arrangements or understandings between Mr. Tenenbaum and any other person pursuant to which he was elected as an officer or director of the Company.
Pursuant to the terms of his employment offer letter with the Company, Mr. Tenenbaum’s annual base salary will be $360,000 and his annual target bonus opportunity will be 40% of his annual base salary.
The Compensation Committee of the Board also approved, effective as of Mr. Tenenbaum’s commencement of employment with the Company, the grant to Mr. Tenenbaum of a stock option to purchase 130,000 shares of Bellerophon’s common stock.  The option will have an exercise price equal to the closing price of Bellerophon’s common stock effective as of the commencement date of his employment.  The option has a ten year term and vests in four equal annual installments, with the first installment vesting on the first anniversary of his start date and the remaining three installments vesting annually on each of the following three anniversaries of his start date, subject to Mr. Tenenbaum’s continued service with Bellerophon through the applicable vesting dates.
Amendment to Employment Agreement of Jonathan M. Peacock
On February 21, 2016, the Board, on the recommendation of the Compensation Committee of the Board, approved the entry into an amendment to the employment agreement between the Company and Jonathan M. Peacock, Chairman and Chief Executive Officer of Bellerophon, providing, among other things, (i) that Mr. Peacock will be required to commit fifty-percent (50%) of his full business time and efforts to the business and affairs of the Corporation, and he will be permitted to spend up to fifty-percent (50%) of his full business time performing services for Perceptive Bioscience Investments Limited, (ii) for a reduction of Mr. Peacock’s annual salary to $200,000, and (iii) for such other terms as the Compensation Committee of the Board may deem necessary, desirable or appropriate.

Forward-Looking Statements
Any statements in this Current Report on Form 8-K about the Company’s future expectations, plans and prospects constitute forward-looking statements for purposes of the safe harbor provisions under the Private Securities Litigation Reform Act of 1995. Actual results may differ materially from those indicated by such forward-looking statements as a result of various important factors. Any forward-looking statements represent the Company’s views only as of the date of this Current Report on Form 8-K. The Company anticipates that subsequent events and developments will cause its views to change. While the Company may elect to update these forward-looking statements at some point in the future, the Company specifically disclaims any obligation to do so.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BELLEROPHON THERAPEUTICS, INC.

Date: February 23, 2016	By:	/s/ Jonathan M. Peacock
Name: Jonathan M. Peacock Title: Chairman, President and Chief Executive Officer